EXHIBIT 10.1

MENTOR CORPORATION

2005 LONG-TERM INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this "Agreement") is dated as of [_________, 2006] by and between Mentor Corporation, a Minnesota corporation (the "Corporation"), and [_____________] (the "Participant").

W I T N E S S E T H

WHEREAS, pursuant to the Mentor Corporation 2005 Long-Term Incentive Plan (the "Plan"), the Corporation has granted to the Participant effective as of the date hereof (the "Award Date"), an award of performance stock units under the Plan (the "Award"), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.             Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [___________] performance stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the "Stock Units").  As used herein, the term "stock unit" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation's Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.             Vesting.  Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to the Applicable Percentage of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) set forth in the chart below based on the Corporation's Actual TSR Performance for the Performance Period (as each such term is defined below); provided, however, that in no event shall the Applicable Percentage exceed two hundred percent (200%):

Actual TSR Performance	Applicable Percentage
150% or more	200%
140%	175%
130%	150%
120%	125%
110%	100%
100%	75%
95%	50%
90%	25%
85% or less	0%

If the Corporation's Actual TSR Performance for the Performance Period is between two of the performance levels indicated above, the Applicable Percentage of the Stock Units that will vest will be determined on a linear basis.  For example, if the Actual TSR Performance for the Performance Period were 115%, then 112.5% of the Stock Units would vest.  Any Stock Units that do not vest based on the performance requirements set forth in this Section 3 will automatically terminate as of the last day of the Performance Period.

For purposes of the Award, the following definitions shall apply:

•               "TSR" means, with respect to the Corporation or any other entity: (a) the change in the market price of its common stock (as quoted on the principal market on which it is traded as of the beginning of the period and ending of the period (as determined by the 20 day average closing price of the common stock ending on the last day of the Performance Period) plus dividends and other distributions paid, divided by (b) the beginning quoted market price for the common stock on the first trading day of the Performance Period, all of which is subject to adjustment as provided in Section 9;

•               "Actual TSR Performance" means (a) the Corporation's total TSR for the Performance Period, divided by (b) the total TSR calculated in a similar fashion as the Corporation's total TSR for the Russell 2500 Growth Index for the Performance Period; and

•               "Performance Period" means the period commencing on the close of business on June 23, 2006 and ending on March 31, 2009, subject to earlier termination as provided in Section 10 hereof.

4.             Continuance of Employment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Employment or service for only a portion of a vesting period, even if substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

                Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant's status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant's other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

5.             Dividend and Voting Rights.

(a)            Limitations on Rights Associated with Units.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b)           Dividend Equivalent Rights Distributions.  If the Corporation pays one or more ordinary cash dividends on its Common Stock for which the related record date(s) occurs during the Performance Period, the Corporation shall pay the Participant in cash (without interest) an amount equal to (i) the aggregate amount of the per-share ordinary cash dividends paid by the Corporation on its Common Stock during the Performance Period, multiplied by (ii) the number of Stock Units subject to the Award (if any) that vest in accordance with Section 3.  Such payment shall be made as soon as practicable after the end of the Performance Period.  No such payment shall be made with respect to any Stock Units which terminate during the Performance Period pursuant to Section 8 (regardless of whether such Stock Units terminate before or after the record date of any such ordinary cash dividend).

6.             Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.             Timing and Manner of Payment of Stock Units.  On or as soon as administratively practicable following the last day of the Performance Period, the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to the Award (if any) that vest in accordance with Section 3, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8 and in any event subject to Section 9.  The Corporation's obligation to deliver shares of Common Stock with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.  The Participant shall have no further rights with respect to any Stock Units that are paid or that are terminated pursuant to Section 8.

8.             Effect of Termination of Employment.  The Participant's Stock Units shall terminate to the extent such units have not become vested prior to the date the Participant is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant's employment by the Corporation or a Subsidiary; provided, however, that in the event that such termination is a due to the Participant's death or Total Disability or pursuant to a termination of the Participant's employment by the Corporation or a Subsidiary without Cause , resignation  by the Participant for Good Reason, the Stock Units shall remain eligible to vest pursuant to Section 3 hereof and any Stock Units that become vested pursuant to Section 3 shall be paid to the Participant (or the Participant's beneficiary or personal representative, as the case may be) in accordance with Section 7.  If the Participant is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Participant for purposes of this Agreement, unless the Participant otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event.  If any Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant's beneficiary or personal representative, as the case may be.

For purposes of the Award, "Total Disability" means a "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

For purposes of the Award, "Cause" has the meaning ascribed to such term or a similar term in any employment or similar agreement between the Corporation (or a Subsidiary) and the Participant then in effect that defines such term with respect to the Participant's employment by the Corporation or a Subsidiary.  In the event that there is no such agreement then in effect (or that any such agreement includes no such definition), "Cause" means (1) personal or professional misconduct by the Participant (including, but not limited to, criminal activity or gross or willful neglect of duty); (2) breach of the Participant's fiduciary duty to the Corporation; (3) conduct which threatens public health or safety, or threatens to do immediate or substantial harm to the Corporation's business or reputation; or (4) any other misconduct, deficiency, failure of performance, breach or default, reasonably capable of being remedied or corrected by the Participant.

For purposes of the Award, "Good Reason" shall have the meaning ascribed to such term or a similar term in any employment or similar agreement between the Corporation (or a Subsidiary) and the Participant then in effect that defines such term with respect to the Participant's employment by the Corporation or a Subsidiary.  In the event that there is no such agreement then in effect (or that any such agreement includes no such definition), "Good Reason" means the occurrence of any of the following without the Participant's express written consent: (1) if the Participant is a party to an employment or similar agreement with the Corporation then in effect, a significant reduction of the Participant's material duties, position or responsibilities, or the removal of the Participant from such duties, position or responsibilities, as specified in such agreement; (2) a reduction in the Participant's base salary or cash incentive bonus other than a one-time reduction of not more than ten percent (10%) that is also applied to substantially all employees of the Corporation holding similar positions as the Participant; (3) a material reduction in the Participant's benefits as compared to the benefits in effect on the Award Date; (4) a requirement by the Corporation that the Participant perform a significant portion of his or her duties at a location other than the Participant's principal place of employment as of the Award Date; or (5) if the Participant's principal place of employment is the Corporation's headquarters, a relocation of the Corporation's headquarters more than fifty (50) miles from the current location in Santa Barbara, California.

9.             Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments if appropriate in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Stock Unit Award.  No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 5(b).  Furthermore, the Administrator shall adjust the performance measures and performance goals referenced in Section 3 hereof to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Corporation's earnings, or (4) any other similar special circumstances.

10.           Change in Control Event.  If a Change in Control Event occurs at any time after the Award Date and prior to March 31, 2009, the Performance Period shall terminate immediately prior to such Change in Control Event, and the Applicable Percentage used to determine the number of Stock Units subject to the Award that shall vest upon such Change in Control Event shall be the greater of (i) 100%, or (ii) the Applicable Percentage determined in accordance with Section 3 hereof based on the Corporation's Actual TSR Performance for the shortened Performance Period.  Any Stock Units subject to the Award that do not vest after giving effect to the preceding sentence shall terminate as of the Change in Control Event.

11.           Tax Withholding.  Upon any payment of dividend equivalents and/or the distribution of shares of the Common Stock in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Participant) shall have the right at its option to (a) require the Participant to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Administrator may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then fair market value (with the "fair market value" of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation.

12.           Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant's last address reflected on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

13.           Plan.  The Award and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

14.           Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.           Limitation on Participant's Rights.  Participation in this Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary) with respect to amounts credited and benefits payable in cash, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable thereunder.

16.           Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.           Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without regard to conflict of law principles thereunder.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

MENTOR CORPORATION a Minnesota corporation	PARTICIPANT

By:
Signature
Print Name:

Its:
Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Performance Stock Unit Award Agreement by Mentor Corporation, I, _____________________________, the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Performance Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:    ____________, 2006

Signature of Spouse

Print Name